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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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      FOR THIS TYPE OF ACCOUNT:                              GIVE THE SOCIAL SECURITY NUMBER OF:
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1.    An individual's account                                The individual
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2.    Two or more individuals (joint account)                The actual owner of the account or, if combined
                                                             funds, the first individual on the account (1)
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3.    Custodian account of a minor (Uniform Gift to Minors   The minor (2)
      Act)
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4.a.  The usual revocable savings trust account (grantor is  The grantor trustee (1)
      also trustee)
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4.b.  So-called trust account that is not a legal or valid   The actual owner (1)
      trust under State law
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5.    Sole proprietorship account                            The owner (3)
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      FOR THIS TYPE OF ACCOUNT:                              GIVE THE EMPLOYER IDENTIFICATION NUMBER OF:
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6.    A valid trust, estate, or pension trust                The legal entity (Do not furnish the identifying
                                                             number of the personal representative or trustee
                                                             unless the legal entity itself is not designated in
                                                             the account title.) (4)
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7.    Corporate account                                      The corporation
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8.    Partnership account held in the name of the business   The partnership
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9.    Association, club, religious, charitable,              The organization
      educational, or other tax-exempt organization
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10.   A broker or registered nominee                         The broker or nominee
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11.   Account with the Department of Agriculture in the      The public entity
      name of the public entity (such as a State or local
      government, school district, or prison) that receives
      agricultural program payments
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

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner. The name of the business or the "doing business as" name may also be entered. Either the social security number or the employer identification number may be used.

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

    If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Card,
Form W-7, Application for I.R.S. Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

    - The United States or any agency or instrumentality thereof.
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    - A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization, or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An entity registered at all times during the tax year under the Investment Company Act of 1940.

    - A foreign central bank of issue.

Further, an exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) is similarly exempted except on broker transactions.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made by an Employee Stock Ownership Plan pursuant to
      Section 404(k).

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS
FOLLOWS:

    ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

    IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE PAYER THE APPROPRIATE COMPLETED FORM W-8.

    Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code and the regulations thereunder.

PRIVACY ACT NOTICE--Section 6109 of the Internal Revenue Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30.5% (or other applicable rate) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) MISUSE OF TAXPAYER IDENTIFICATION NUMBERS--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.